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                                                                  EXHIBIT (h)(v)

                        ADMINISTRATIVE SERVICES AGREEMENT

         This Agreement, dated as of date set forth below, is made by and among AMERICAN AADVANTAGE FUNDS, a Massachusetts business trust, AMERICAN AADVANTAGE MILEAGE FUNDS, a Massachusetts business trust, AMR INVESTMENT SERVICES TRUST, a New York common law trust (collectively, the "Trusts"), AMR INVESTMENT SERVICES, INC., a Texas corporation ("AMR"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

         WHEREAS, AMR serves as the manager and investment adviser to the Trusts; and

         WHEREAS, State Street serves as the custodian to the Trusts under various Custodian Agreements (as amended from time to time, the "Custodian Agreements"); and

         WHEREAS, AMR desires to invest certain excess cash balances of certain series of the Trusts (each, a "Fund") in various futures contracts;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         SECTION 1. ESTABLISHMENT OF ACCOUNTS. State Street shall establish and maintain a segregated account or accounts for and on behalf of each Fund listed on Schedule A hereto (each, an "Account"). All investment transactions governed herein with respect to a Fund shall flow through that Fund's Account. The rights and obligations of the parties with respect to the Account shall continue to be governed by the provisions of the Custodian Agreements between each Trust and State Street, as amended from time to time, in addition to the provisions of this Agreement. In the event of a conflict, the provisions herein shall control. Unless defined herein, all terms used in this Agreement shall have the meaning assigned to them in the Custodian Agreements.

         SECTION 2. SERVICE. State Street is hereby given the following standing instructions: (i) to transfer all incremental cash flows of each Fund on a daily basis to such Fund's Account, (ii) to determine the amount of "liquid assets" held in each Fund's Account consisting of cash, short-term holdings, United States Treasury securities, investments in the AMR Investment Services Trust Money Market Portfolios and the American Select Cash Reserve Fund and variation margin ("Liquid Assets") as of 12 noon on each day the New York Stock Exchange is open for business,. (iii) to then instruct the futures commission merchant specified in Schedule A (the "FCM") to purchase the futures contracts on behalf of a Fund specified in Schedule A in an amount equal to the amount by which Liquid Assets on such day exceed the outstanding amount of such futures contracts or to sell such futures contracts in an amount equal to the amount by which Liquid Assets on such day are less than the outstanding amount of such futures contracts, as appropriate, (iv) to purchase a United States Treasury security in the amount of the margin required to be maintained with the FCM with respect to such futures contract as advised by the FCM and to deliver the same to the FCM to be held as margin for the futures contracts purchased, and thereafter to purchase a United States Treasury security in the amount of the additional margin required to be provided to the FCM with respect to such futures contract as advised by the FCM, and in each case to deliver such securities to the FCM to be held as margin under the terms of the relevant Futures Account Agreement. Each Trust hereby declares that

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each payment or delivery of securities made for its account to an FCM as contemplated hereby is for a proper trust purpose, and represents and agrees that the instructions to State Street set forth in this Agreement shall constitute "Proper Instructions" under its Custodian Agreement.

         SECTION 3. LIMITATIONS. All Liquid Assets shall be invested in accordance with the instructions of AMR as set forth in Schedule A and State Street is not permitted to substitute other investments for those specified in this Agreement. Subject to the limitations set forth therein, AMR, in its sole discretion, may amend from time to time, Schedule A upon notice to State Street.

         SECTION 4. STANDARD OF CARE. In performing its obligations hereunder, State Street shall be subject to the standard of care specified in the relevant Custodian Agreement.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactionscontemplated hereby, and to perform its obligations hereunder; (b) has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

         SECTION 6. COMPENSATION. AMR shall pay State Street an annualized fee equal to 0.05% of the assets invested in futures contracts for domestic equity funds and 0.10% of the assets invested in futures contracts for international equity funds. This fee shall be calculated and accrued daily and paid quarterly.

         SECTION 7. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing, or such shorter period as both parties hereto shall agree upon in writing. Except for Schedule A hereto (which, subject to the limitations set forth therein, can be amended by written notice from AMR to State Street), this Agreement may be amended by either party in writing with the consent of both parties.

         SECTION 8. GOVERNING LAW. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

         SECTION 9. ASSIGNMENT. This Agreement may not be assigned by either party without the written consent of the other.

         SECTION 10. SEVERABILITY. In the event that any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of this 29th day of November, 1999.

                                            AMERICAN AADVANTAGE FUNDS
                                            AMERICAN AADVANTAGE MILEAGE
                                            FUNDS AMR INVESTMENT
                                            SERVICES TRUST, and AMR
                                            INVESTMENT SERVICES, INC.


                                            By:
                                                -------------------------------
                                                   William F. Quinn
                                                   President

                                            STATE STREET BANK AND TRUST COMPANY


                                            By:
                                                -------------------------------
                                                   Name:
                                                   Title:


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                                   SCHEDULE A
                                     TO THE
                        ADMINISTRATIVE SERVICES AGREEMENT




                    STATEMENT OF INTENT/OPERATING PROCEDURES


         State Street Bank and Trust Company ("State Street") shall fulfill its duties set forth in Section 2 and Section 3 of the Administrative Services Agreement in accordance with the following:

I.       SCOPE OF THE ENGAGEMENT.

         AMR is seeking to equitize the cash balances of certain mutual fund portfolios. AMR will manage the underlying cash balances and will direct State Street to purchase the futures contract to maintain appropriate equity exposure. AMR anticipates maintaining a 5% equity (10% for small cap) exposure on a daily basis.

The mutual funds to be equitized, the equitized amounts and the futures contracts used are listed below. AMR may in its judgement direct State Street to implement the equitization using futures contracts other than those listed below.

II.      IMPLEMENTATION.

         AMR will direct State Street to equitize the initial portfolio balances, and State Street will buy and or sell the appropriate number of approved contracts to reflect changes in the underlying cash balances using the procedures listed in Section III. Such procedures may be modified by the mutual consent of AMR and State Street. With respect to the International Equity Portfolio of the AMR Investment Services Trust, AMR hereby instructs that contracts to be purchased from the list set forth in Section VI be purchased substantially in proportion to the capitalization weights of the nine countries as they comprise the Morgan Stanley Capital International Europe, Asia and Far East Index.

III.     DAILY OPERATING PROCEDURES

Noon State Street's Mutual Fund Custody Group (MFG) transfers appropriate cash into AMR's STIF account. MFG e-mails activity spreadsheet to State Street's investment group (SSgA) and AMR.

12:00pm                    MFG calls SSgA if spreadsheet will be delayed.



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12:00-1:00pm               AMR and SSgA Operational Procedures followed:
                                o  Values on spreadsheet are validated.
                                o  Consistency Checks conducted.
                                o Confirm if special notice re-balancing is requested.

                           Action steps if validity questioned:
                                o  Assumptions checked.
                                o  Designated MFG team notified - problem
                                   logged.

1:00pm SSgA Operations forwards activity spreadsheet to Portfolio Management Team.

1:00-1:30pm                Portfolio Manager loads cash balance data into
                           trading system. Futures volume is determined by asset pool.

1:30pm                     Portfolio Manager sends trades to broker

4:45pm Porfolio Manager electronically receives trade confirmation data. Prices are confirmed. Trades are sent to custody.

8:00am(next day)           SSgA Operations sends daily Margin Calculation to
                           MFG who conduct a second reconciliation.


IV.      TRUST                                           FUND

AMR INVESTMENT SERVICES TRUST               Balanced Portfolio
                                            Large Cap Value Portfolio
                                            International Equity Portfolio
                                            Small Cap Value Portfolio

AMERICAN AADVANTAGE FUNDS*                  Balanced Fund
                                            Large Cap Value Fund
                                            International Equity Fund
                                            Small Cap Value Fund

AMERICAN AADVANTAGE MILEAGE FUNDS*          Balanced Mileage Fund
                                            Large Cap Value Mileage Fund
                                            International Equity Mileage Fund
                                            Small Cap Value Mileage Fund

*Inactive for purposes of this Agreement. To be activated upon prior notice from Trust.


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V.       APPROVED FUTURES CONTRACTS

         PORTFOLIO              FUTURES CONTRACT USED                 FCM
         ---------              ---------------------                 ---
Balanced                      S&P 500                              Goldman Sachs & Co.

Large Cap Value               S&P 500                              Goldman Sachs& Co.

International Equity          Approved List of CFTC Futures
                              Contracts - Goldman Sachs& Co.
                              See Section VI

Small Cap Equity              Russell 2000                         Goldman Sachs& Co.


VI.      LIST OF APPROVED FUTURES CONTRACTS FOR INTERNATIONAL EQUITY PORTFOLIO

         Country                           Contract Name
         -------                           -------------
         U.K.                               FTSE

         Germany                            DAX

         France                             CAC 40

         Sweden                             OMX

         Italy                              MIB 30

         Spain                              IBEX 35

         Japan                              TOPIX
                                            Nikkei 300

         Hong Kong                          Hang Seng

         Australia                          All Ords

         Canada                             TSE 35



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                                            ACCEPTED AND APPROVED BY:

                                            AMERICAN AADVANTAGE FUNDS
                                            AMERICAN AADVANTAGE MILEAGE
                                            FUNDS AMR INVESTMENT
                                            SERVICES TRUST, and AMR
                                            INVESTMENT SERVICES, INC.


                                            By:
                                               --------------------------------
                                                 William F. Quinn
                                                 President

                                            ACCEPTED AND APPROVED BY:

                                            STATE STREET BANK AND TRUST COMPANY


                                            By:
                                               --------------------------------
                                                 Name:
                                                 Title:




DATED: November 29, 1999